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                                                                    EXHIBIT 12.1

DONJOY, LLC
COMPUTATION OF RATE OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)


                                                                    Historical
                                            -----------------------------------------------------------
                                                             Years Ended December 31,
                                            -----------------------------------------------------------
                                             1999         1998         1997         1996         1995
                                            -----------------------------------------------------------
Income before income taxes ...............  $ 9,515      $ 8,345      $10,904      $ 9,483      $11,440

Interest .................................    7,568           --        2,072        2,459          989
Amortization of Debt Issuance Costs ......      409           --           --           --           --
Amortization of Discount on Sr. Notes ....      102           --           --           --           --
1/3 of rental expense-operating leases ...      895        1,064          775          765          546
                                            -----------------------------------------------------------

Earnings .................................  $18,489      $ 9,409      $13,751      $12,707      $12,975

Interest .................................  $ 7,568      $    --      $ 2,072      $ 2,459      $   989
Amortization of Debt Issuance Costs ......      409           --           --           --           --
Amortization of Discount on Sr. Notes ....      102           --           --           --           --
1/3 of rental expense-operating leases ...      895        1,064          775          765          546
                                            -----------------------------------------------------------

Fixed Charges ............................  $ 8,974      $ 1,064      $ 2,847      $ 3,224      $ 1,535

Ratio of Earnings to Fixed Charges .......     2.06         8.84         4.83         3.94         8.45
                                            ===========================================================